ENGAGEMENT AGREEMENT

Dated: May 13, 2003.

BETWEEN:

IMPERIAL CONSOLIDATED CAPITAL INC., a Nevada corporation

With offices at Suite 206-475 Howe St., Vancouver, BC V6C 2B3

Phone No. (604) 685-2300

(herein referred to as the "Company")

Of the First Part

 AND:

PETER G. MATTHEWS, Lawyer with an office at

#200-100 Park Royal, West Vancouver, BC V7W 1A2

(herein referred to as the "Counsel")

Of the Second Part

WHEREAS:

  The Counsel has accepted an engagement to work for the Company in accordance with the terms and conditions of this Agreement.

THIS AGREEMENT WITNESSES that in consideration of the premises, mutual covenants and agreements herein contained, the parties agree as follows:

1.

Services:

1.1

The Counsel shall act in the capacity of general Corporate Counsel on behalf of the Company, including without limitation the following services:

  drafting all commercial agreements and contracts;

  filing all regulatory documents;

  advising the board of directors generally on legal and commercial activities.

  preparing all corporate minutes, agreements and regulatory documentation required to complete a listing of the Company’s shares in the United States;

  Working with the Company Transfer Agent and Sponsor in connection with listing the Company’s shares in the United States.

2.

Compensation:

2.1

The Counsel shall be paid US$10,000 for services rendered to complete the Company’s listing on the OTCBB in the United States.  The fees will be paid in four equal installments, commencing with $2,500 upon execution of this Agreement and an additional $2,500 every two months thereafter.

2.1

Counsel shall be paid US$150 per hour for work outside the scope of paragraph 2.1.

2.1

Out of pocket expenses, PST and GST will be added to any of the above fees.

3.

Term and Termination:

3.1

The term of this Agreement commences on the date set out at the top of the first page hereof and continues for a period of one year.  The parties may extend the term by mutual consent in writing.

4.

General:

4.1

This Agreement shall not be modified, amended, rescinded or waived, in whole or in part, except by written amendment signed by the parties hereto.

4.2

Each of the parties acknowledges and confirms that he/she has been provided sufficient opportunity to obtain the recommended independent legal advice and understands the terms of, and its rights and obligations under this Agreement.

4.3

Time is of the essence with respect to the performance of obligations in this Agreement.

4.4

This Agreement shall inure to the benefit of and be binding on all of the parties hereto and their respective executors, administrators, successors and permitted assigns.

4.5

This Agreement shall be construed and governed by the laws of the Province of British Columbia.

4.6

The parties hereto acknowledge that they have carefully read this Agreement and understand and agree to be bound by all of the terms and conditions found herein.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

Imperial Consolidated Capital Inc.

Peter G. Matthews

//signed//

//signed//

Per: _________________________

Per: __________________________

Authorized Signatory